UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2021

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Rd., Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

855-516-2413
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2021 (the “Closing Date”), MobileSmith, Inc., a Delaware corporation (the “Company”), entered into a Series A Exchange Agreement (the “Exchange Agreement”) with Rosetill Corp. (the “Holder”) to convert $3,003,605 in Convertible Promissory Notes (including accrued but unpaid interest) into 70,014 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) as further described by the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certification of Designations”) which was filed with the Delaware Secretary of State on December 23, 2020.

This is the second closing of a debt exchange transaction which initially closed on December 23, 2020 and is more fully explained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2020 (the “Initial Closing”).

Subsequent to the Closing Date, the Company continues to owe $5,000,000 in principal and accrued but unpaid interest under that certain Loan and Security Agreement with Comerica Bank, which matures in June of 2022 and is secured by an extended irrevocable letter of credit issued by UBS AG with a renewed term expiring on May 31, 2021 but has now terminated all of the promissory notes which were previously issued pursuant a Convertible Secured Subordinated Note Purchase Agreement dated November 14, 2007 and a Convertible Subordinated Note Purchase Agreement dated December 11, 2014 as well as certain non-convertible Subordinated Promissory Notes for the exchange and issuance of 1,228,155 shares of Series A Preferred Stock in the aggregate (including the 1,158,141 shares of Series A Preferred Stock issued at the Initial Closing).

The 70,014 shares of the Series A Preferred Stock issued to the Holder in the second closing are convertible at any time into 2,100,420 shares of the Company’s common stock (or 30 shares of common stock for each share of Series A Preferred Stock). The shares of Series A Preferred Stock will automatically convert in the event of a Fundamental Transaction (as defined in the Certificate of Designations).

Each share of Series A Preferred Stock is entitled to an annual dividend equal to $3.43, which equates to an annual dividend rate of 8%. The dividend is payable in January and July of each year and may, at the Company’s discretion, be paid either in cash or in additional shares of Series A Preferred Stock based on the formula set forth in the Certificate of Designations.

The holders of the Series A Preferred Stock do not have voting rights. However and pursuant to the Certificate of Designations, two-thirds of the holders of the Series A Preferred Stock have the right to appoint as Agent (as defined in the Certificate of Designation). Pursuant to Section 4(f) of the Certificate of Designations, the Company will not be entitled to take a number of significant corporate actions with the approval of the Agent. The requirement of the Agent to approve these corporate actions is identical to the rights the holders possessed under the Convertible Promissory Note.

The foregoing descriptions of the Exchange Agreement and the Certificate of Designations by the Company do not purport to be complete and are qualified in their entirety by reference to the full text of the Exchange Agreement and Certificate of Designations which are attached as Exhibits 3.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The shares of Series A Preferred Stock and the shares of common stock underlying the Series A Preferred Stock will be issued in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). All such shares will be “restricted securities” in accordance with Rule 144(a)(3) of the Securities Act and each of the holders is “accredited investor” as defined under the Securities Act. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to purchase equity of the Company.

 Item 3.02 Unregistered Sales of Equity Securities

All information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by referenced.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

3.1
Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed with Delaware Secretary of State on December 23, 2020.
10.1
Form of Series A Exchange Agreement between MobileSmith, Inc. and various entities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2020	Company Name: MobileSmith Inc.

By: /s/ Gleb Mikhailov
Gleb Mikhailov
Chief Financial Officer